AMENDED AND RESTATED
MAIDEN HOLDINGS, LTD. 2007 SHARE INCENTIVE PLAN

1.   Preamble.

Maiden Holdings, Ltd., a Bermuda company, hereby establishes the Maiden Holdings, Ltd. 2007 Share Incentive Plan as a means whereby the Company may, through awards of (i) incentive share options, (ii) non-qualified share options and (iii) restricted shares:

(a)	provide selected officers, directors, employees and consultants with additional incentive to promote the success of the Company’s business;

(b)	encourage such persons to remain in the service of the Company; and

(c)	enable such persons to acquire proprietary interests in the Company.

2.   Definitions and Rules of Construction.

2.01   “Award” means the grant of Options, Restricted Shares and/or Restricted Share Units to a Participant.

2.02   “Award Date” means the date upon which an Option, Restricted Share of Restricted Share Unit is awarded to a Participant under the Plan.

2.03   “Board” or “Board of Directors” means the board of directors of the Company.

2.04   “Cause” shall mean any willful misconduct by the Participant which affects the business reputation of the Company or willful failure by the Participant to perform his or her material responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company or any Subsidiary). The Participant shall be considered to have been discharged for “Cause” if the Company determines, within 30 days after the Participant’s resignation, that discharge for Cause was warranted.

2.05   “Change of Control” shall be deemed to have occurred on the first to occur of any of the following:

(i)
any “person” (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), other than any Subsidiary or any employee benefit plan of the Company or a Subsidiary or former Subsidiary, is or becomes a beneficial owner, directly or indirectly, of shares of the Company representing 25% or more of the total voting power of the Company’s then outstanding shares;

(ii)
a tender offer (for which a filing has been made with the SEC which purports to comply with the requirements of Section 14(d) of the Securities Exchange Act of 1934 and the corresponding SEC rules) is made for the shares of the Company. In case of a tender offer described in this paragraph (ii), the “Change of Control” will be deemed to have occurred upon the first to occur of (A) any time during the offer when the person (using the definition in (i) above) making the offer owns or has accepted for payment shares of the Company with 25% or more of the total voting power of the Company’s outstanding shares or (B) three business days before the offer is to terminate unless the offer is withdrawn first, if the person making the offer could own, by the terms of the offer plus any shares owned by this person, shares with 50% or more of the total voting power of the Company’s outstanding shares when the offer terminates; or

(iii)
individuals who were the Board’s nominees for election as directors of the Company immediately prior to a meeting of the shareholders of the Company involving a contest for the election of directors shall not constitute a majority of the Board following the election.

2.06   “Code” means the United States Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

2.07   “Committee” means two or more directors elected by the Board of Directors from time to time; provided, however, that in the absence of an election by the Board, the Committee shall mean the Compensation Committee of the Board of Directors, or if there is no such Committee, then the Board of Directors.

2.08   "Company” means Maiden Holdings, Ltd., a Bermuda company, and any successor thereto.

2.09   “Exchange Act” shall mean the United States Securities Exchange Act of 1934, as it exists now or from time to time may hereafter be amended.

2.10   “Fair Market Value” shall be as determined in good faith by the Committee or the Board until such time as the Ordinary Shares are quoted or listed on the NASDAQ Stock Market System or a national securities exchange. Thereafter, Fair Market Value shall be the closing sale price on such market for the Ordinary Shares on the date of the Award.

2.11   “Good Reason” shall mean any of the following:

(i)	any significant diminution in the Participant’s title, authority, or responsibilities from and after a Change of Control;

(ii)	any reduction in the base compensation payable to the Participant from and after a Change of Control; or

(iii)
the relocation after a Change of Control of the Company’s place of business at which the Participant is principally located to a location that is greater than 50 miles from the site immediately prior to the Change of Control.

2.12   “ISO” means an incentive share option which is intended to qualify as an incentive stock option within the meaning of section 422 of the Code.

2.13   “NSO” means a non-qualified share option, which is not intended to qualify as an incentive stock option under section 422 of the Code.

2.14   “Option” means the right of a Participant, whether granted as an ISO or an NSO, to purchase a specified number of Ordinary Shares, subject to the terms and conditions of the Plan.

2.15   “Option Price” means the price per Ordinary Share at which an Option may be exercised.

2.16   "Ordinary Shares" means the $0.01 par value ordinary shares of the Company.

2.17   “Participant” means an individual to whom an Award has been granted under the Plan.

2.18   “Plan” means the Maiden Holdings, Ltd. 2007 Share Incentive Plan, as set forth herein and from time to time amended.

2.19   “Restricted Shares” means the Ordinary Shares awarded to a Participant pursuant to Section 8 of this Plan.

2.20   “Restricted Share Unit” means a right, granted under the Plan, to receive Stock, cash or other Awards or a combination thereof at the end of a specified period.

2.21   “Subsidiary” means any entity during any period which the Company owns or controls more than 50% of (i) the outstanding capital shares, or (ii) the combined voting power of all classes of shares.

2.22   Rules of Construction:

2.22.1   Governing Law and Venue. The construction and operation of this Plan are governed by the laws of Bermuda without regard to any conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

2.21.2   Undefined Terms. Unless the context requires another meaning, any term not specifically defined in this Plan is used in the sense given to it by the Code.

2.22.3   Headings. All headings in this Plan are for reference only and are not to be utilized in construing the Plan.

2.22.4   Conformity with Section 422. Any ISOs issued under this Plan are intended to qualify as incentive stock options described in section 422 of the Code, and all provisions of the Plan relating to ISOs shall be construed in conformity with this intention. Any NSOs issued under this Plan are not intended to qualify as incentive stock options described in section 422 of the Code, and all provisions of the Plan relating to NSOs shall be construed in conformity with this intention.

2.22.5   Gender. Unless clearly inappropriate, all nouns of whatever gender refer indifferently to persons or objects of any gender.

2.22.6   Singular and Plural. Unless clearly inappropriate, singular terms refer also to the plural and vice versa.

2.22.7   Severability. If any provision of this Plan is determined to be illegal or invalid for any reason, the remaining provisions are to continue in full force and effect and to be construed and enforced as if the illegal or invalid provision did not exist, unless the continuance of the Plan in such circumstances is not consistent with its purposes.

3.   Shares Subject to the Plan.

Subject to adjustment as provided in Section 11 hereof, the aggregate number of Ordinary Shares for which Awards may be issued under this Plan may not exceed 10,000,000 shares, of which only 2,500,000 shares may be issued as Restricted Share Awards or Restricted Share Units. Reserved shares shall be authorized but unissued shares. If any Award shall terminate or expire, as to any number of Ordinary Shares, new Awards may thereafter be awarded with respect to such shares. Notwithstanding the foregoing, the total number of Ordinary Shares with respect to which Awards may be granted to any Participant in any calendar year shall not exceed 1,000,000 shares (subject to adjustment as provided in Section 11 hereof).

4.   Administration.

The Committee shall administer the Plan. All determinations of the Committee are made by a majority vote of its members. The Committee’s determinations are final and binding on all Participants. In addition to any other powers set forth in this Plan, the Committee has the following powers:

(a)	to construe and interpret the Plan;

(b)	to establish, amend and rescind appropriate rules and regulations relating to the Plan;

(c)
subject to the terms of the Plan, to select the individuals who will receive Awards, the times when they will receive them, the number of Options, Restricted Shares and Restricted Share Units to be subject to each Award, the Option Price, the vesting schedule (including any performance targets to be achieved in connection with the vesting of any Award), the expiration date applicable to each Award and other terms, provisions and restrictions of the Awards (which need not be identical) and subject to Section 16 hereof, to amend or modify any of the terms of outstanding Awards;

(d)	to contest on behalf of the Company or Participants, at the expense of the Company, any ruling or decision on any matter relating to the Plan or to any Awards;

(e)	generally, to administer the Plan, and to take all such steps and make all such determinations in connection with the Plan and the Awards granted thereunder as it may deem necessary or advisable; and

(f)	to determine the form in which tax withholding under Section 14 of this Plan will be made ( i.e. , cash, Ordinary Shares or a combination thereof).

Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

5.   Eligible Participants.

Present and future directors, officers, employees and consultants of the Company or any Subsidiary shall be eligible to participate in the Plan. The Committee from time to time shall select those officers, directors and employees of the Company and any Subsidiary of the Company who shall be designated as Participants and shall designate in accordance with the terms of the Plan the number, if any, of ISOs, NSOs, Restricted Shares and Restricted Share Units or any combination thereof, to be awarded to each Participant.

6.   Terms and Conditions of Non-Qualified Share Options.

Subject to the terms of the Plan, the Committee, in its discretion, may award an NSO to any Participant. Each NSO shall be evidenced by an agreement, in such form as is approved by the Committee, and except as otherwise provided by the Committee in such agreement, each NSO shall be subject to the following express terms and conditions, and to such other terms and conditions, not inconsistent with the Plan, as the Committee may deem appropriate:

6.01   Option Period. Each NSO will expire as of the earliest of:

(i)	the date on which it is forfeited under the provisions of Section 10.1;

(ii)	10 years from the Award Date;

(iii)
in the case of a Participant who is an employee of the Company or a Subsidiary, three months after the Participant’s termination of employment with the Company and its Subsidiaries for any reason other than for Cause or death or total and permanent disability;

(iv)
in the case of a Participant who is a member of the board of directors of the Company or a Subsidiary, but not an employee of the Company or a Subsidiary, three months after the Participant’s retirement from such board for any reason other than for Cause or death or total and permanent disability or the sale, merger or consolidation, or similar extraordinary transaction involving the Company or Subsidiary, as the case may be;

(v)	immediately upon the Participant’s termination of employment with the Company and its Subsidiaries or service on the board of directors of the Company or a Subsidiary for Cause;

(vi)	12 months after the Participant’s death or total and permanent disability; or

(vii)	any other date specified by the Committee when the NSO is granted.

6.02   Option Price. The Option Price of any NSO shall be determined by the Committee at the time the NSO is granted, and shall be no less than 100% of the Fair Market Value of the Ordinary Shares subject to the NSO on the Award Date.

6.03   Vesting. Unless otherwise determined by the Committee and set forth in the agreement evidencing an Award, NSO Awards shall vest in accordance with Section 10.1.

6.04   Other Option Provisions. The form of NSO authorized by the Plan may contain such other provisions as the Committee may from time to time determine.

7.   Terms and Conditions of Incentive Share Options.

Subject to the terms of the Plan, the Committee, in its discretion, may award an ISO to any employee of the Company or a Subsidiary. Each ISO shall be evidenced by an agreement, in such form as is approved by the Committee, and except as otherwise provided by the Committee, each ISO shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as the Committee may deem appropriate:

7.01   Option Period. Each ISO will expire as of the earliest of:

(i)	the date on which it is forfeited under the provisions of Section 10.1;

(ii)	10 years from the Award Date, except as set forth in Section 7.02 below;

(iii)	immediately upon the Participant’s termination of employment with the Company and its Subsidiaries for Cause;

(iv)	three months after the Participant’s termination of employment with the Company and its Subsidiaries for any reason other than for Cause or death or total and permanent disability;

(v)	12 months after the Participant’s death or total and permanent disability; or

(vi)	any other date (within the limits of the Code) specified by the Committee when the ISO is granted.

Notwithstanding the foregoing provisions granting discretion to the Committee to determine the terms and conditions of ISOs, such terms and conditions shall meet the requirements set forth in section 422 of the Code or any successor thereto.

7.02   Option Price and Expiration. The Option Price of any ISO shall be determined by the Committee at the time an ISO is granted, and shall be no less than 100% of the Fair Market Value of the Ordinary Shares subject to the ISO on the Award Date; provided, however, that if an ISO is granted to a Participant who, immediately before the grant of the ISO, beneficially owns shares representing more than 10% of the total combined voting power of all classes of shares of the Company or its parent or subsidiary corporations, the Option Price shall be at least 110% of the Fair Market Value of the Ordinary Shares subject to the ISO on the Award Date and in such cases, the exercise period specified in the Option agreement shall not exceed five years from the Award Date.

7.03   Vesting. Unless otherwise determined by the Committee and set forth in the agreement evidencing an Award, ISO Awards shall vest in accordance with Section 10.1.

7.04   Other Option Provisions. The form of ISO authorized by the Plan may contain such other provisions as the Committee may, from time to time, determine; provided, however, that such other provisions may not be inconsistent with any requirements imposed on incentive stock options under Code section 422 and the regulations thereunder.

8.   Terms and Conditions of Restricted Share Awards and Restricted Share Units.

Subject to the terms of the Plan, the Committee, in its discretion, may award Restricted Shares or Restricted Share Units to any Participant at no additional cost to the Participant. Each Restricted Share Award or Restricted Share Unit shall be evidenced by an agreement, in such form as is approved by the Committee, and all Ordinary Shares awarded to Participants under the Plan as Restricted Shares and all Restricted Shares Units awarded to Participants under the Plan shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as the Committee shall deem appropriate:

(a)
Restricted Period. Restricted Shares and the Ordinary Shares underlying Restricted Share Units awarded under this Section 8 may not be sold, assigned, transferred, pledged or otherwise encumbered before they vest.

(b)
Vesting. Unless otherwise determined by the Committee and set forth in the agreement evidencing an Award, Restricted Share Awards and Restricted Share Units under this Section 8 shall vest in accordance with Section 10.2.

(c)
Certificate Legend. Each certificate issued in respect of Restricted Shares awarded under this Section 8 shall be registered in the name of the Participant and shall bear the following (or a similar) legend until such shares have vested:

“The transferability of this certificate and the shares represented hereby are subject to the terms and conditions (including forfeiture) relating to Restricted Shares contained in Section 8 of the Maiden Holdings, Ltd. 2007 Share Incentive Plan and an Agreement entered into between the registered owner and Maiden Holdings, Ltd. Copies of such Plan and Agreement are on file at the principal office of Maiden Holdings, Ltd.”

(d)
Escrow. Any Restricted Shares issued pursuant to this Section 8 shall be held by the Company in escrow for the benefit of the Participant to whom the Restricted Shares are awarded. Upon vesting, a certificate for the vested shares shall be issued to the participant free of the restrictive legend required by Section 8(c).

9.   Manner of Exercise of Options.

To exercise an Option in whole or in part, a Participant (or, after his death, his executor or administrator) must give written notice to the Committee on a form acceptable to the Committee, stating the number of shares with respect to which he intends to exercise the Option. The Company will issue the shares with respect to which the Option is exercised upon payment in full of the Option Price. The Committee may permit the Option Price to be paid in cash or Ordinary Shares held by the Participant having an aggregate Fair Market Value, as determined on the date of delivery, equal to the Option Price. The Committee may also permit the Option Price to be paid by any other method permitted by law, including by delivery to the Committee from the Participant of an election directing the Company to withhold the number of Ordinary Shares from the Ordinary Shares otherwise due upon exercise of the Option having an aggregate Fair Market Value on that date equal to the Option Price. If a Participant pays the Option Price with Ordinary Shares which were received by the Participant upon exercise of one or more ISOs, and such Ordinary Shares have not been held by the Participant for at least the greater of:

(a)	two years from the date the ISOs were granted; or

(b)	one year after the transfer of the Ordinary Shares to the Participant;

the use of the shares shall constitute a disqualifying disposition and the ISO underlying the shares used to pay the Option Price shall no longer satisfy all of the requirements of Code section 422.

To the extent that an Option is not exercised by a Participant when it becomes initially exercisable, it shall not expire but shall be carried forward and shall be exercisable, on a cumulative basis, until the expiration of the exercise period. No partial exercise may be for less than 100 full Ordinary Shares.

Notwithstanding any other term or provision of the Plan, no Option granted hereunder may be exercised and no Award of Restricted Shares or Restricted Share Units shall take effect, in whole or in part, unless at the time that the Option or Award has vested (i) the Ordinary Shares are quoted or listed on the NASDAQ Stock Market System or other national securities exchange, (ii) there has been a sale of in excess of twenty percent (20%) of its outstanding shares of the Company to persons not affiliated with the Company as the date of the adoption of the Plan, or (iii) all or substantially all of the Company’s assets and business have been acquired by another corporation or the Company has been merged or consolidated with another corporation and the Company is not the surviving corporation of such transaction.

10.   Vesting.

10.1   Options. A Participant may not exercise an Option until it has become vested. The portion of an Award of Options that is vested depends upon the period that has elapsed since the Award Date. The following schedule applies to any Award of Options under this Plan unless the Committee establishes a different vesting schedule on the Award Date:

Number of Months Since Award Date	Vested Percentage
fewer than 12 months	0.0%
12 months	25.00%
15 months	31.25%
18 months	37.50%
21 months	43.75%
24 months	50.00%
27 months	56.25%
30 months	62.50%
33 months	68.75%
36 months	75.00%
39 months	81.25%
42 months	87.50%
45 months	93.75%
48 months or more	100.00%

Notwithstanding the above schedule, unless otherwise determined by the Committee and set forth in the agreement evidencing an Award, a Participant’s Awards shall become fully vested if a Participant’s employment with the Company and its Subsidiaries or service on the board of directors of the Company or a Subsidiary is terminated due to: (i) retirement on or after his sixty-fifth birthday; (ii) retirement on or after his fifty-fifth birthday with consent of the Company; (iii) retirement at any age on account of total and permanent disability as determined by the Company; or (iv) death. Unless the Committee otherwise provides in the applicable agreement evidencing an Award or Section 10.3 applies, if a Participant’s employment with or service to the Company or a Subsidiary terminates for any other reason, any Awards that are not yet vested are immediately and automatically forfeited.

A Participant’s employment shall not be considered to be terminated hereunder by reason of a transfer of his employment from the Company to a Subsidiary, or vice versa, or a leave of absence approved by the Participant’s employer. A Participant’s employment shall be considered to be terminated hereunder if, as a result of a sale or other transaction, the Participant’s employer ceases to be a Subsidiary (and the Participant’s employer is or becomes an entity that is separate from the Company and its Subsidiaries).

10.2   Restricted Shares and Restricted Share Units. The Committee shall establish the vesting schedule to apply to any Award of Restricted Shares or Restricted Share Units that is not associated with an ISO or NSO granted under the Plan to a Participant, and in the absence of such a vesting schedule, such Award shall vest in accordance with Section 10.1.

10.3   Effect of “Change of Control”. Notwithstanding Sections 10.1 and 10.2 above, if within 12 months following a “Change of Control” the employment of a Participant with the Company and its Subsidiaries is terminated, the Board of Directors may vest any Award issued to the Participant, and in the case of an Award other than a Restricted Share Award or Restricted Share Unit Award, such Award shall be fully exercisable for 90 days following the date on which the Participant’s service with the Company and its Subsidiaries is terminated, but not beyond the date the Award would otherwise expire but for the Participant’s termination of employment.

11.   Adjustments to Reflect Changes in Capital Structure.

11.01   Adjustments. If there is any change in the corporate structure or shares of the Company, the Committee shall make any appropriate adjustments, including, but limited to, such adjustments deemed necessary to prevent accretion, or to protect against dilution, in the number and kind of Ordinary Shares with respect to which Awards may be granted under this Plan (including the maximum number of Ordinary Shares with respect to which Awards may be granted under this Plan in the aggregate and individually to any Participant during any calendar year as specified in Section 3) and, with respect to outstanding Awards, in the number and kind of shares covered thereby and in the applicable Option Price . For the purpose of this Section 11, a change in the corporate structure or shares of the Company includes, without limitation, any change resulting from a recapitalization, stock split, share dividend, consolidation, rights offering, separation, reorganization, or liquidation (including a partial liquidation) and any transaction in which Ordinary Shares are changed into or exchanged for a different number or kind of shares or other securities of the Company or another corporation.

11.02   Cashouts. In the event of an extraordinary dividend or other distribution, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, or other extraordinary corporate transaction, the Committee may, in such manner and to such extent (if any) as it deems appropriate and equitable make provision for a cash payment or for the substitution or exchange of any or all outstanding Awards or the cash, securities or property deliverable to the holder of any or all outstanding Awards based upon the distribution or consideration payable to holders of Ordinary Shares upon or in respect of such event; provided, however, in each case, that with respect to any ISO, no such adjustment may be made that would cause the Plan to violate section 422 of the Code (or any successor provision).

12.   Nontransferability of Awards.

ISOs are not transferable, voluntarily or involuntarily, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code. During a Participant’s lifetime, his ISOs may be exercised only by him. All other Awards (other than an ISO) are transferable by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code. With the approval of the Committee, a Participant may transfer an Award (other than an ISO) for no consideration to or for the benefit of one or more Family Members of the Participant subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Award prior to such transfer. The transfer of an Award pursuant to this Section 12 shall include a transfer of the right set forth in Section 16 hereof to consent to an amendment or revision of the Plan and, in the discretion of the Committee, shall also include transfer of ancillary rights associated with the Award. For purposes of this Section 12, “Family Members” mean with respect to a Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests.

13.   Rights as Shareholder.

No Ordinary Shares may be delivered upon the exercise of any Option until full payment has been made. A Participant has no rights whatsoever as a shareholder with respect to any shares covered by an Option until the date of the issuance of a share certificate for the shares.

14.   Withholding Tax.

The Committee may, in its discretion and subject to such rules as it may adopt, permit or require a Participant to pay all or a portion of the federal, state and local taxes, including FICA and Medicare withholding tax, arising in connection with any Awards by (i) having the Company withhold Ordinary Shares at the minimum rate legally required, (ii) tendering back Ordinary Shares received in connection with such Award or (iii) delivering other previously acquired Ordinary Shares having a Fair Market Value approximately equal to the amount to be withheld.

15.   No Right to Employment.

Participation in the Plan will not give any Participant a right to be retained as an employee or director of the Company or its parent or Subsidiaries, or any right or claim to any benefit under the Plan, unless the right or claim has specifically accrued under the Plan.

16.   Amendment of the Plan.

The Board, at any time and from time to time, may modify or amend the Plan in any respect, except that without the approval of the shareholders of the Company, the Board may not (a) materially increase the benefits accruing to Participants, (b) increase the maximum number of shares which may be issued under the Plan (except for permissible adjustments provided in the Plan) or (c) materially modify the requirements as to eligibility for participation in the Plan or exercise of an Option. The termination or any modification or amendment of the Plan shall not, without the consent of the Participant, affect the Participant’s rights under an Award previously granted to him or her. With the consent of the Participant affected, the Board may amend outstanding option agreements in a manner not inconsistent with the Plan. The Board hereby reserves the right to amend or modify the terms and provisions of the Plan and of any outstanding options under the Plan to the extent necessary to qualify any or all options under the Plan for such favorable United States federal income tax treatment (including deferral of taxation upon exercise) as may be afforded ISO’s under Section 422A of the Code or any successor provision of the Code.

17.   Conditions Upon Issuance of Shares.

An Option shall not be exercisable and an Ordinary Share shall not be issued pursuant to the exercise of an Option, Restricted Shares shall not be awarded, and Restricted Share Units shall not be awarded and Ordinary Shares shall not be issued pursuant to the Restricted Share Units until and unless the award of Restricted Shares, the award of Restricted Share Units and the issuance and delivery of shares underlying the Restricted Share Units, and the exercise of such Option and the issuance and delivery of such share pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the United States Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or national securities association upon which the Ordinary Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Ordinary Shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

18.   Substitution or Assumption of Awards by the Company.

The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Award under the Plan in substitution of such other company’s award, or (b) assuming such award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan. Such substitution or assumption shall be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under the Plan if the other company had applied the rules of the Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award shall remain unchanged (except that the exercise price and the number and nature of shares issuable upon exercise of any such option will be adjusted appropriately pursuant to section 424(a) of the Code). In the event the Company elects to grant a new Award rather than assuming an existing option, such new Award may be granted with a similarly adjusted exercise price.

19.   Effective Date and Termination of Plan.

19.01   Effective Date. This Plan is effective as of the date of its adoption by the Board of Directors, subject to subsequent approval by the Company’s shareholders.

19.02   Termination of the Plan. Unless sooner terminated in accordance with Section 11.02 hereof, the Plan shall terminate upon the earlier of (i) the tenth anniversary of the date of its adoption by the Board or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or cancellation of Options granted hereunder, the issuance of Restricted Shares and/or the receipt of Ordinary Shares pursuant to the terms of Restricted Share Units. If the date of termination is determined under (i) above, then Options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such Options.